Filed Pursuant to Rule 424(b)(5)

Registration No. 333-290374

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 19, 2025)

2,558,422 Shares of Common Stock

Pre-Funded Warrants to Purchase 2,079,797 Shares of Common Stock

2,079,797 Shares of Common Stock issuable upon exercise of the Pre Funded Warrants

Common Warrants to Purchase 4,638,219 Shares of Common Stock

4,638,219 Shares of Common Stock issuable upon exercise of the Common Warrants

Empery Digital Inc. (the “Company,” “Empery,” the “registrant,” “we,” “our” or “us”) is offering directly to certain investors (the “Investors”) (i) 2,558,422 shares of common stock, par value $0.00001 per share (“common stock”) (such shares of common stock, the “Shares”), (ii) pre-funded warrants to purchase up to 2,079,797 shares of common stock (the “Pre Funded Warrants”), and (iii) common warrants to purchase up to 4,638,219 shares of common stock on or prior to March 24, 2030 (the “Common Warrants” and together with the Pre-funded Warrants, the “Warrants”). This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Pre Funded Warrants and the Common Warrants, respectively. The Shares, the Pre Funded Warrants, the Common Warrants, and the shares of common stock issuable upon the exercise of the Pre Funded Warrants and Common Warrants (the “Warrant Shares”) are sometimes collectively referred to herein as the “securities.”

The Shares, Pre Funded Warrants and Common Warrants offered to the Investors will be issued pursuant to this prospectus supplement, the accompanying base prospectus, and a securities purchase agreement, dated as of March 23, 2026, by and between us and each of the Investors (the “Securities Purchase Agreement”). We will have one closing for all the securities purchased in this offering.

The purchase price per Share is $5.39. The purchase price of each Pre-Funded Warrant is $5.38999 (equal to the price per Share issued in this offering, minus $0.00001), and the exercise price of each Pre-Funded Warrant is $0.00001 per underlying share of common stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Share and Pre Funded Warrant will be issued with a Common Warrant. The Common Warrants are exercisable immediately upon issuance at an initial exercise price of $6.27 per underlying share of common stock, and may be exercised at any time until the four year anniversary of the date of issuance. For a more detailed description of the Shares, the Pre Funded Warrants and the Common Warrants, see the section entitled “Description of Securities” of this prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “EMPD.” The last reported sale price of our common stock on the Nasdaq Global Select Market on March 20, 2026, was $4.27 per share. There is no established trading market for Pre-Funded Warrants or the Common Warrants, and we do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system.

We intend to use the net proceeds from the offering, in addition to cash on hand, to reduce outstanding debt by approximately $40 million through the full repayment of the $50 million outstanding Repo Facility and an incremental draw down of approximately $10 million on the currently outstanding $100 million credit facility with Two Prime. See “Use of Proceeds.”

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and accompanying Common Warrant	Per Pre Funded Warrant and accompanying Common Warrant	Total
Offering price and proceeds, before expenses, to us	$13,789,895	$11,210,105	$25,000,000

The delivery to purchasers of securities in this offering is expected to be made on or about March 24, 2026, subject to satisfaction of certain customary closing conditions.

The date of this prospectus supplement is March 23, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement on Form S-3ASR (File No. 333-290374) that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in the above-referenced registration statement.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities in this offering and also adds to, and updates information contained in, the accompanying prospectus and the documents incorporated by reference into the prospectus or this prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If any statement in the prospectus supplement, the accompanying prospectus, or a document incorporated herein or therein by reference is inconsistent with a statement in another document having a later date, then the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities, and other matters you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we provide you. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have provided you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of those respective documents, or in the case of the documents incorporated by reference herein or therein, the date of such documents, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein or therein. We have not authorized, anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Empery Digital Inc. and its consolidated subsidiary are referred to herein as “Empery,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Empery Digital Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, and does not contain all the information that you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference herein and therein, before deciding whether to participate in the offering described in this prospectus supplement and the accompanying prospectus.

Overview

Empery Digital Inc. was formed on February 21, 2020, as a Delaware corporation, under the name Frog ePowersports, Inc. The Company was renamed Volcon, Inc. on October 1, 2020. The Company was renamed Empery Digital Inc. on July 30, 2025, in connection with which the Company changed its Nasdaq ticker symbol from VLCN to EMPD.

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in private placements for the purchase and sale of 44,414,189 shares of common stock of the Company, par value $0.00001 per share and pre-funded warrants to purchase up to an aggregate of 5,728,662 shares of common stock with an exercise price of $0.00001, at a price of $10.00 per share, for aggregate gross proceeds of approximately $501.0 million which includes payment in Bitcoin (“BTC” or “Bitcoin”) of $28.0 million, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Private Placements closed on July 21, 2025. The Company has used the net proceeds of $452.0 million from the Private Placements (excluding the $28.0 million of BTC received) to purchase or otherwise acquire BTC and for the establishment of the Company’s cryptocurrency treasury operations. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire additional BTC and potentially other digital assets.

The key component of the digital asset strategy is to optimize the Company’s capital structure to increase BTC per share to drive stockholder value. This includes issuing equity when market conditions allow us to raise capital at a premium to net asset value (“NAV”), defined as the value of BTC holdings plus cash, minus debt divided by adjusted outstanding shares which includes common stock outstanding plus all pre-funded warrants outstanding. On October 18, 2024, the Company entered into an At-The-Market Issuance Sales Agreement with Aegis, as placement agent, as amended by Amendment No. 1 to the At-The-Market Issuance Sales Agreement on July 14, 2025 (the “ATM Sales Agreement”), pursuant to which the Company established an At The Market (“ATM”) program pursuant to which the Company can sell up to $1.1 billion of common stock.

In addition, our strategy includes repurchasing our common stock when our common stock is trading below NAV per share. The Company also has a share repurchase program that allows it to repurchase up to $200.0 million of common stock and through March 22, 2026 has bought 22,352,084 shares of common stock for $132.3 million, including commissions, at an average price of $5.92. Share repurchases have been funded with proceeds from two borrowing arrangements, that allow for borrowings of up to $150.0 million, of which $105 million has been drawn as of March 23, 2026, and sales of BTC. Some of our BTC is held by these lenders as collateral for outstanding borrowings which we may repay with future equity offerings or by selling BTC.

Additionally, a significant component of the digital asset treasury strategy is to reduce costs across the Company so that cash generated from operations can be used to pay operating expenses and any excess cash generated can be used to purchase more BTC or repurchase shares of our common stock. We also generated, and may continue to generate, income through buying and selling derivatives on BTC, including the use of short-term put and call contracts.

The Company also recognizes the risk that digital assets pose with respect to digital wallets being compromised and the Company uses institutional-grade custodians to hold its BTC in wallets, some of which are isolated from the internet, referred to as cold storage, to minimize this risk. We view our BTC as long-term holdings, although there are no restrictions on selling BTC that is not held as collateral by our lenders.

The BTC market has been characterized by significant volatility in price, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network.

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Electric Vehicles

The Company began its operations as an all-electric, off-road powersports vehicle business. Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 UTV, the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories. As discussed below, in October 2025, we sold the HF1 and MN1 product lines.

Recent Developments

Registered Direct Offering

On March 23, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) to the Investors 2,558,422 shares of common stock, at a purchase price of $5.39 per share, Pre-Funded Warrants to purchase up to 2,079,797 shares of common stock with $5.38999 of the exercise price per Pre-Funded Warrant being pre-funded at closing, and accompanying Common Warrants to purchase up to 4,638,219 shares of Common Stock with an exercise price of $6.27 per Common Warrant.

The gross proceeds to the Company from the offering were approximately $25 million before deducting estimated offering expenses payable by the Company.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

Our Corporate Information

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is EmperyDigital.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

S-2

THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Common stock offered by us	2,558,422 shares of common stock.

Pre-Funded Warrants offered by us

Pre-Funded Warrants to purchase 2,079,797 shares of common stock. The purchase price of each Pre-Funded Warrant is $5.38999 (equal to the price per share being sold to the public in this offering, minus $0.00001), and the exercise price of each Pre-Funded Warrant is $0.00001 per underlying share of common stock. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the offering of 2,079,797 shares of common stock issuable upon the exercise of the Pre-Funded Warrants. For more information, see the section entitled “Description of Securities – Pre-Funded Warrants Offered in this Offering” of this prospectus supplement.

Common Warrants offered by us

Common Warrants to purchase 4,638,219 shares of common stock. Each Common Warrant is exercisable immediately upon issuance for one share of common stock at an initial exercise price of $6.27, and may be exercised at any time until the four year anniversary of the date of issuance. This prospectus supplement also relates to the offering of 4,638,219 shares of common stock issuable upon the exercise of the Common Warrants. For more information, see the section entitled “Description of Securities – Common Warrants Offered in this Offering” of this prospectus supplement.

Each Share and Pre-Funded Warrant issued in this offering will be accompanied by a Common Warrant. The shares of common stock, the Pre-Funded Warrants, or the shares underlying the Pre-Funded Warrants and the Common Warrants, are immediately separable and will be issued separately, but will be purchased together in this offering.

Common stock to be outstanding after the offering	31,009,975 shares of common stock (or 37,727,991 shares of common stock if the Pre-Funded Warrants and Common Warrants were exercised in full or 38,344,589 if all pre-funded warrants outstanding prior to the offering were exercised in full).

Use of Proceeds

We estimate that our net proceeds from this offering will be approximately $24,840,000, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from the offering, in addition to cash on hand, to reduce outstanding debt by approximately $40 million through the full repayment of the $50 million outstanding Repo Facility and an incremental draw down of approximately $10 million on the currently outstanding $100 million credit facility with Two Prime. See “Use of Proceeds”.

Listing	Our common stock is listed on the Nasdaq Global Select Market under the symbol “EMPD”. There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not intend to list these securities on any national securities exchange or trading system.

Public Offering Price	$5.39 per share

Risk Factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Lock-Up Agreements	Our officers and directors have agreed, for a period of 30 days after the closing of the offering, subject to certain exceptions, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock, pre-funded warrants, or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the Company. See “Plan of Distribution—Lock-Up Arrangements” for additional detail.

Transfer Agent	Computershare Trust Company, N.A. is the registrar and transfer agent of our common stock.

S-3

The number of shares of our common stock expected to be outstanding after this offering is based on 28,451,553 shares outstanding as of March 22, 2026, and excludes, as of that date, the following:

•	1,298,336 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $21.85 per share;

•	2,351,947 shares of common stock issuable upon the exercise of outstanding warrants immediately prior to this offering with a weighted-average exercise price of $35.17 per share (includes 616,598 pre-funded warrants with a weighted-average exercise price of 0.00001);

•	no shares of common stock reserved for future issuance under our stock plan, as amended;

•	up to 2,079,797 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering at an exercise price of $0.00001 per underlying share of common stock; and

•	up to 4,638,219 shares of common stock issuable upon the exercise of the Common Warrants sold in this offering at an exercise price of $6.27 per underlying share of common stock.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference before deciding whether to invest in our securities, including the risks and uncertainties described below and under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; (iii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 12, 2025; and (iv) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the SEC on November 10, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and the Ownership of Our Securities

Our management will have broad discretion over the use of the net proceeds from this offering.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. As of the date of this prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes, which may include acquisitions, repayment of debt, repurchases of shares of common stock by the Company, purchases of Bitcoin, the purchase or sale of puts, calls or options relating to Bitcoin and/or shares of common stock, including working capital. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. It is possible that the net proceeds from this offering will be invested in a way that does not yield a favorable, or any, return for the Company. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on a public offering price of $5.39 per share and our net tangible book value as of September 30, 2025, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.25 per share with respect to the net tangible book value of the common stock (excluding any shares issuable upon exercise of the Pre-Funded Warrants and Warrant). See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

S-5

Sales of shares of our common stock by the Investors may cause our stock price to decline.

As of March 22, 2025, we had 28,451,553 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market by the Investors or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect markets to develop for these securities.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants being offered in this offering, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Pre-Funded Warrants or Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited.

The Pre-Funded Warrants and Common Warrants are speculative in nature.

Except as otherwise set forth in the Pre-Funded Warrants or Common Warrants, the Pre-Funded Warrants and Common Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price. Specifically, holders of the Pre-Funded Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.00001 per share, subject to adjustment, from time to time, until all of the Pre-Funded Warrants have been exercised. Holders of the Common Warrants may exercise their right to acquire the underlying shares of common stock and pay an exercise price of $6.27 per share, subject to adjustment, from time to time, for a period of four years from the date of issuance, at which point they will terminate. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Common Warrants and, consequently, whether it will ever be profitable for holders of the Common Warrants to exercise the Common Warrants. Similarly, there can be no assurance that the market price of our common stock will ever equal or exceed the purchase price of the Pre-Funded Warrants.

The holders of the Pre-Funded Warrants and Warrants will have no rights as shareholders until they acquire shares of common stock.

Until you become a holder of record of our shares of common stock issued upon settlement of your Pre-Funded Warrants or Common Warrants, you will have no rights with respect to such shares of common stock, including rights to vote or rights to respond to tender offers. Upon exercise of your Pre-Funded Warrants or Common Warrants, you will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs on or after the date you become the holder of record of such shares of common stock.

Since the Pre-Funded Warrants and Common Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants or Common Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants and Common Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Pre-Funded Warrants and Common Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants and Common Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of the securities.

Our common stock has experienced, and may experience, significant price and volume fluctuations in the future, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

Investors are cautioned that an investment in the securities offered hereby is highly speculative and involves a significant degree of risk. The success of our business and the ability to achieve our business goals and objectives, as outlined in this prospectus, are subject to numerous uncertainties, contingencies and risks. As such, there is no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Potential investors should carefully consider whether such a speculative investment is suitable for their financial situation and investment objectives before purchasing securities.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. All statements, other than statements related to present facts or current conditions or historical facts, contained in this prospectus are forward-looking statements address various matters including statements regarding this offering, including the net proceeds therefrom and the intended use of such proceeds, our strategy, future operations, future financial position, including the Company’s digital asset-treasury strategy, the effects of the Company’s stockholder rights plan, statements relating to the sale of Bitcoin and use of proceeds for repaying outstanding debt and share repurchases and whether it will increase NAV per share, whether the Company will be able to continue to generate proceeds from derivative trades, the Company’s ability to continue reducing corporate expenses and the planned use of proceeds from the exercise of the Pre-Funded Warrants and Warrants to the extent any are exercised for cash. Each forward-looking statement contained in this prospectus, and the documents we incorporate by reference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, the Company’s ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions, the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, and the potential impact that actions by activist stockholders could have on the pursuit of our business strategies, as well as those risks and uncertainties referenced or incorporated by reference under the heading “Risk Factors” herein.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. We caution investors not to place considerable reliance on the forward-looking statements contained in this prospectus, and the documents incorporated herein by reference. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this prospectus speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements , whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

DILUTION

Dilution or accretion is the amount by which the offering price paid by the purchasers of our common stock in this offering will differ from the net tangible book value per share of common stock after the offering. The net tangible book value per share of common stock is equal to the amount of our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of ordinary shares outstanding. The historical net tangible book value as of September 30, 2025 was $437,598,027 in total and $10.34 per share for the number of shares of the existing shareholders that were outstanding at that date.

Our as adjusted net tangible book value per share of common stock as of September 30, 2025 before this offering was $5.69 after given effect for the following transactions in the period from October 1, 2025 to March 23, 2026 (immediately prior to this offering), (i) net proceeds received from borrowings of $54,937,196, (ii) $93,283,884 paid to repurchase 17,183,266 shares of our common stock, (iii) issuance of 3,296,940 shares of our common stock for the exercise of pre-funded warrants, and (iv) net realized and unrealized losses on our Bitcoin of $182,305,062 based on Bitcoin’s market value of $70,060 (the value used to determine the Company’s net asset value to determine the price per share or pre-funded warrant for this offering).

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The as adjusted net tangible book value as of September 30, 2025 after giving effect to this offering would have been $186,750,081, or $5.64 per share after the issuance and sale by us of 2,558,422 shares at $5.39 per share and 2,079,797 pre-funded warrants at $5.38999 per pre-funded warrant in this offering, after deducting estimated expenses related to this offering. This represents an immediate decrease in net tangible book value of $0.05 per share to the existing shareholders and an immediate dilution in net tangible book value of $0.25 per share to new investors. The following table illustrates this dilution on a per share basis:

Offering price per share of common stock	$5.39
As adjusted net tangible book value per share before this offering	$5.69
Decrease in as adjusted net tangible book value per share attributable to this offering	$(0.05)
As adjusted net tangible book value per share after giving effect to this offering	$5.64
Dilution per share to new investors	$(0.25)

The above table and discussion are based on 28,451,553 shares of our common stock outstanding as of March 22, 2026, and exclude:

•	1,298,336 shares of common stock issuable upon the exercise of outstanding stock options, vested and unvested, with a weighted-average exercise price of $21.85 per share;

•	2,351,947 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $35.17 per share (includes 616,598 pre-funded warrants with a weighted-average exercise price of $0.00001; and

•	no shares of common stock reserved for future issuance under our stock plan, as amended.

•	up to 2,079,797 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering at an exercise price of $0.00001 per underlying share of common stock; and

•	up to 4,638,219 shares of common stock issuable upon the exercise of the Common Warrants sold in this offering at an exercise price of $6.27 per underlying share of common stock.

Assuming Pre-Funded Warrants and Common Warrants were immediately cash exercised, this would result in an as adjusted net tangible book value per share of $5.72, after giving effects to the proceeds from such cash exercise, which represents a dilution per share to new investors of $0.33, and an increase in net tangible book value per share to existing shareholders of $0.03.

To the extent that outstanding stock options or warrants are exercised, new stock options or warrants are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $24,840,000 after deducting placement agent fees and other estimated offering expenses payable by us for this offering.

We intend to use the net proceeds from the offering, in addition to cash on hand, to reduce outstanding debt by approximately $40 million through the full repayment of the $50 million outstanding Repo Facility and an incremental draw down of approximately $10 million on the currently outstanding $100 million credit facility with Two Prime.

Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the net proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

DESCRIPTION OF SECURITIES

We are offering 2,558,422 shares of our common stock, Pre-Funded Warrants to purchase 2,079,797 shares of our common stock and Common Warrants to purchase 4,638,219 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

General

As of March 23, 2026, the Company had two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, our common stock, par value $0.00001 per share, and rights to purchase shares of Series A Preferred Stock, par value $0.00001 per share.

As of March 23, 2026, immediately prior to entering into this offering, there were 28,451,553 shares of common stock issued and outstanding.

As of March 23, 2026, immediately prior to entering into this offering, there were 28,451,553 Rights issued and outstanding.

Authorized Capital Stock

Our certificate of incorporation authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 per share and 5,000,000 shares of preferred stock, par value $0.00001 per share.

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Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by the affirmative vote by the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of our Common Stock are not entitled to preemptive rights. Shares of our Common Stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. Our certificate of incorporation authorizes our board of directors to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

On February 3, 2026, our board of directors designated 100,000 shares of preferred stock as Series A Preferred Stock, par value $0.00001 per share. The Series A Preferred Stock has certain rights and preferences, as set forth in the certificate of designation, that are greater than, and may materially limit or qualify, the rights of our common stock.

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The Series A Preferred Stock is reserved for issuance in connection with the Rights (as defined below) pursuant to the Rights Agreement. Upon issuance, each holder of the Series A Preferred Stock will be entitled to 1,000 votes, subject to adjustment as described in the certificate of designation, for each share of Series A Preferred Stock held on all matters submitted to a vote of stockholders. The Series A Preferred Stock ranks junior to any other series of our preferred stock. Subject to any preference rights of holders of any superior stock that we may issue in the future, and upon issuance of any Series A Preferred Stock, holders of our Series A Preferred Stock will be entitled to receive quarterly dividends, if any are declared by our board of directors out of legally available funds, in an amount per share (rounded to the nearest cent), subject to adjustment as described in the certificate of designation, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise) declared on the common stock since the immediately preceding quarterly dividend payment date or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

In the event of our liquidation, dissolution or winding up, the holders of our outstanding Series A Preferred Stock are entitled to receive an amount per share equal to 1,000 multiplied by the aggregate amount to be distributed in respect of the common stock upon such liquidation, dissolution or winding up.

Description of Rights to Purchase Series A Preferred Stock

On February 3, 2026, our board of directors declared a dividend of one preferred stock purchase right (a “Right”) for each share of common stock outstanding as of February 13, 2026, pursuant to a Rights Agreement with Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”).

The following is a summary description of the Rights as of March 23, 2026, and is qualified in its entirety by the detailed terms and conditions of the Rights Agreement and the certificate of designations.

Each Right entitles the holder to purchase one one-thousandth of a share of Series A Preferred Stock at a purchase price of $15.00, subject to adjustment. The Rights are initially attached to all common stock and will separate and become exercisable upon a person or group acquiring beneficial ownership of 12.5% or more of the outstanding common stock (an “Acquiring Person”), subject to certain exceptions for the Company, its employee benefit plans, grandfathered stockholders, and passive institutional investors filing on Schedule 13G. The Rights will expire on February 2, 2027, and may be redeemed by our board of directors at $0.00001 per Right prior to any person becoming an Acquiring Person.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all certificates of common stock, and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the common stock. As long as the Rights are attached to the common stock, the Company will issue one Right with each new common stock so that all such common stock will have Rights attached.

The Rights will separate and begin trading separately from the common stock, and Right Certificates will be caused to evidence the Rights, on the earlier to occur of (i) the Close of Business (as such term is defined in the Rights Agreement) on the 10th day following a public announcement, or the public disclosure of facts indicating (or our board of directors becoming aware), that a Person (as such term is defined in the Rights Agreement) or group of affiliated or associated Persons has acquired Beneficial Ownership (as defined below) of 12.5% or more of the outstanding common stock (an “Acquiring Person”) (or, in the event our board of directors determines to effect an exchange in accordance with Section 24 of the Rights Agreement and our board of directors determines that a later date is advisable, then such later date) or (ii) the Close of Business on the 10th Business Day (as such term is defined in the Rights Agreement) (or such later date as may be determined by action of our board of directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 12.5% or more of the outstanding common stock (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or other uncertificated form, the Company will prepare and cause the Right Certificates to be sent to each record holder of common stock as of the Distribution Date.

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An “Acquiring Person” will not include (i) the Company, (ii) any Subsidiary (as such term is defined in the Rights Agreement) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding common stock for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates (as such terms are defined in the Rights Agreement) of such Person, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner (as such term is defined in the Rights Agreement) of 12.5% or more of the common stock then outstanding (a “Grandfathered Stockholder”). However, if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional common stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of common stock then outstanding Beneficially Owned (as such term is defined in the Rights Agreement) by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional common stock, such person is not the Beneficial Owner of 12.5% or more of the common stock then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 12.5% of the common stock then outstanding, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder. In the event that after the time of the first public announcement of the Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of common stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different common stock that confers Beneficial Ownership of common stock shall be considered the acquisition of Beneficial Ownership of additional common stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional common stock, such person is not the Beneficial Owner of 12.5% or more of the common stock then outstanding.

An “Acquiring Person” shall not include any Person which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of common stock representing less than 20% of the common stock then outstanding, and which is entitled to file, and files, a statement on Schedule 13G pursuant to Rule 13d-1(b) or 13d-1(c) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the common stock Beneficially Owned by such Person (a “13G Investor”); provided, that a Person shall not qualify as a 13G Investor if it has filed a statement on Schedule 13D (“Schedule 13D”) in the past five years with respect to common stock Beneficially Owned by such Person pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act; provided, further, that a Person who was a 13G Investor shall no longer be a 13G Investor if it either (i) files a statement on Schedule 13D or (ii) becomes no longer entitled to file a statement on Schedule 13G (the earlier to occur of (i) and (ii), the “13D Event”), and such Person shall be an Acquiring Person if it is the Beneficial Owner (together with all Affiliates and Associates) of 12.5% or more of the common stock then outstanding at any point from and after the time of the 13D Event; provided, however, such Person shall not be an Acquiring Person if (i) on the first Business Day after the 13D Event such Person notifies the Company of its intent to reduce its Beneficial Ownership to below 12.5% as promptly as practicable and (ii) such Person reduces its Beneficial Ownership (together with all Affiliates and Associates of such Person) to below 12.5% of the common stock as promptly as practicable (but in any event not later than 10 days from such time); provided, further, that such Person shall become an “Acquiring Person” if, after reducing its Beneficial Ownership to below 12.5%, it subsequently becomes the Beneficial Owner of 12.5% or more of the common stock then outstanding or if, prior to reducing its Beneficial Ownership to below 12.5%, it increases (or makes any offer or takes any other action that would increase) its Beneficial Ownership of the then-outstanding common stock above the lowest Beneficial Ownership of such Person at any time during such 10-day period.

“Beneficial Ownership” is defined in the Rights Agreement to include any securities (i) which a Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act or has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities, or obtaining, changing or influencing control of the Company, or (iii) which are the subject of, or the reference securities for, or that underlie, certain Derivative Positions (as such term is defined in the Rights Agreement) of any Person or any of such Person’s Affiliates or Associates.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the Close of Business on February 2, 2027 (the “Final Expiration Date”).

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Exempt Persons and Transactions

The board of directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”), so long as such determination is made prior to such time as such Person becomes an Acquiring Person. Any Person will cease to be an Exempt Person if our board of directors makes a contrary determination with respect to such Person regardless of the reason therefor. In addition, our board of directors may, in its sole and absolute discretion, exempt any transaction from triggering the Rights Agreement so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person.

Qualifying Offer Exemption

The Rights Agreement includes a “qualifying offer” provision, whereby the Rights will automatically expire concurrently with (but no earlier than 90 Business Days after the commencement of a Qualifying Offer (as defined in the Rights Agreement)) the acceptance, for purchase or exchange, of more than two-thirds of the common stock then outstanding on a fully diluted basis (excluding from the calculation of the number of common stock purchased or exchanged any common stock Beneficially Owned by the offeror or its Affiliates and Associates) pursuant to a tender or exchange offer for all of the common stock then outstanding for the same consideration, provided that the offeror irrevocably commits to purchase all remaining untendered common stock for the same per share consideration actually paid pursuant to the offer.

Flip-in Event

If a Person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), the Rights will become exercisable for common stock having a value equal to two times the exercise price of the Right. From and after the announcement that any Person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights. If our board of directors so elects, the Company may deliver upon payment of the exercise price of a Right, an amount of cash, securities, or other property equivalent in value to the common stock issuable upon exercise of a Right.

Exchange

At any time after any Person becomes an Acquiring Person, our board of directors may exchange the Rights (other than Rights owned by any Person which have become void), in whole or in part, at an exchange ratio of one common stock per Right (subject to adjustment). The Company may issue, transfer or deposit such common stock (or other property as permitted under the Rights Agreement) to or into a trust or other entity created upon such terms as our board of directors may determine and may direct that all holders of Rights receive such common stock or other property only from the trust. In the event our board of directors determines, before the Distribution Date, to effect an exchange, our board of directors may delay the occurrence of the Distribution Date to such time as it deems advisable.

Flip-over Event

If, at any time after a Person becomes an Acquiring Person, (i) the Company consolidates with, or merges with, any other Person (or any Person consolidates with, or merges with, the Company) and, in connection with such consolidation or merger, all or part of the common stock are or will be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (ii) 50% or more of the Company’s consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

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Redemption

At any time prior to the time any Person becomes an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Preferred Stock Rights

Each one-thousandth of a Preferred Stock will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one common stock and will be treated the same as a common stock in the event of a merger, consolidation or other share exchange.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and third amended and restated bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our third amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. The notice must contain the information required by the third amended and restated bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our certificate of incorporation provides that, subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of stockholders may be called , for any purpose or purposes, at any time only by or at the direction of our board of directors, the chairperson of the board of directors, the Chief Executive Officer or President , and shall not be called by any other person or persons.

No Written Consent of Stockholders. Our certificate of incorporation provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders at which a quorum is present, and may not be effected by any consent in writing by such stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designations relating to such series of preferred stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of preferred stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

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Board of Directors. Our third amended and restated bylaws provide that each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Our board of directors is not classified, and all directors are elected annually at the annual meeting of stockholders.

Amendment of Bylaws. Our board of directors is expressly empowered to adopt, amend or repeal our third amended and restated bylaws. Our stockholders may also adopt, amend or repeal any provisions of our third amended and restated bylaws by obtaining , in addition to any other vote required by our certificate of incorporation or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the Company with the power to vote generally in an election of directors, voting together as a single class.

Preferred Stock. Our certificate of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See the section titled “Preferred Stock” above.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL (“Section 203”) which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and third amended and restated bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the DGCL.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “EMPD”.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

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Pre-Funded Warrants Offered in this Offering

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the pre-funded warrants.

Each Pre-Funded Warrant offered hereby will be issued in certificated form only.

Duration and exercise price

Each Pre-Funded Warrant offered hereby has an initial exercise price per share equal to $0.00001. The Warrants are immediately exercisable and have an indefinite term. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”), except that upon prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Any increase to the Pre-Funded Warrant Beneficial Ownership Limitation will not be effective until 61 calendar days after notice is delivered to the Company. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise

The Pre-Funded Warrants may be exercised, in whole or in part, by means of cashless exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental transactions

In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

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Stockholder Rights Plan

To the extent the Rights Plan or any other stockholder rights plan is in effect upon the exercise of any Pre Funded Warrant, the holder of the Pre Funded Warrant will receive, in addition to shares of common stock due upon exercise, the appropriate number of rights, if any, under the applicable rights agreement.

Transferability

Subject to applicable laws, a Pre-Funded Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register maintained by the warrant agent. We will initially maintain the warrant register.

Exchange listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Common Warrants Offered in this Offering

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant, the form of which was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

The Common Warrants will be issued in certificated form only.

Duration and exercise price

Each Common Warrant offered hereby has an exercise price per share equal to $6.27. The Common Warrants are immediately exercisable and will expire on the four year anniversary of the issuance date at 5:00 p.m. (New York City time). The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of common stock immediately after exercise (the “Common Warrant Beneficial Ownership Limitation”). No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

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Cashless exercise

The Common Warrants may be exercised, in whole or in part, by means of cashless exercise in circumstances where there is no effective registration statement registering the shares or the prospectus contained therein is not available for the issuance of the Warrant Shares to the holder or the resale of the Warrant Shares by the holder. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.

Fundamental transactions

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Common Warrant is exercisable immediately prior to such event.

Stockholder Rights Plan

To the extent the Rights Plan or any other stockholder rights plan is in effect upon the exercise of any Common Warrant, the holder of the Common Warrant will receive, in addition to shares of common stock due upon exercise, the appropriate number of rights, if any, under the applicable rights agreement.

Bitcoin Liquidation Event

If, at any time while a Common Warrant is outstanding, there is a sale of all or substantially all of the Company's Bitcoin holdings in or a series of related transactions, each holder of Common Warrants may require the Company to repurchase their Common Warrants at a price equal to $0.875 per share of common stock underlying such Common Warrants.

Transferability

Subject to applicable laws, a Common Warrant or the rights thereunder may be transferred or assigned, in whole or in part. The ownership of the Common Warrants and any transfers of the Common Warrants will be registered in a warrant register maintained by the warrant agent. We will initially maintain the warrant register.

Exchange listing

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Right as a stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,558,422 shares of our common stock at an offering price of $5.39, Pre-Funded Warrants to purchase an aggregate of 2,079,797 shares of our common stock at an offering price of $5.38999 (equal to the price per Share issued in this offering, minus $0.00001) and Common Warrants to purchase an aggregate of 4,638,219 shares of our common stock with an exercise price of $6.27. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants, respectively. The shares of common stock, Pre-Funded Warrants and Common Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The securities are being offered directly to the Investors without a placement agent, underwriter, broker or dealer.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Our common stock is listed on the Nasdaq Global Select Market under the symbol “EMPD.” There is no established trading market for Pre-Funded Warrants or the Common Warrants, and we do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or nationally recognized trading system.

We have agreed to use best efforts to keep a registration statement registering the issuance or resale of the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and Common Warrants effective during the term of the Pre-Funded Warrants and the Common Warrants.

We have agreed to indemnify the Investors, and certain of its affiliates (collectively, the “Indemnified Parties”), in this offering against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable and documented attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by us in the Securities Purchase Agreement or related documents (collectively, the “Transaction Documents”) or (b) any action instituted against an Indemnified Party by us or any of our stockholders who is not an affiliate of the Indemnified Parties, arising out of or relating to the Transaction Documents.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers and directors (collectively, the “Lock-Up Parties”) have agreed, for a period of thirty (30) days after the closing date of the offering (the “Lock-Up Period”), subject to certain exceptions, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, any of our shares of common stock or securities convertible into or exercisable or exchangeable for our shares of common stock.

Company Standstill

We have agreed, for a period of thirty (30) days after the closing date of the offering (the “Standstill Period”), that we will not (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or (b) file any registration statement or any amendment or supplement thereto, in each case other than (x) solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the board of directors or a committee of non-employee directors established for such purpose for services rendered to the Company, on Form S-8 and (y) any amendments or supplements to existing registration statements on Form S-3 that are already effective to maintain the use of such registration statements, subject to certain exceptions including for issuances pursuant to the Company’s equity incentive plans and securities issued upon the exercise or conversion of securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding as of the date of the securities purchase agreement.

EXPERTS

The financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-20

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus supplement and accompanying prospectus will be passed upon by Ropes & Gray LLP, New York, NY

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on May 9, 2025) and June 30, 2025 (filed with the SEC on August 12, 2025 and September 30, 2025 (filed with the SEC on November 10, 2025);

•	our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, July 29, 2025, July 31, 2025, August 4, 2025, August 6, 2025, August 18, 2025, August 25, 2025, September 2, 2025, September 8, 2025, September 15, 2025, September 18, 2025, September 19, 2025, September 19, 2025, September 26, 2025, October 6, 2025, October 14, 2025, October 16, 2025, October 20, 2025, October 27, 2025, November 3, 2025, November 12, 2025, November 17, 2025, November 24, 2025, December 1, 2025, December 8, 2025, February 2, 2026, February 3, 2026, February 9, 2026, February 11, 2026 and March 23, 2026;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	an updated description of our capital stock is included in this prospectus under “Description of Securities”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Empery Digital Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

Tel: (512) 400-4271

Email: greg@emperydigital.com

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Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.EmperyDigital.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://ir.emperydigital.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

S-22

Prospectus

EMPERY DIGITAL INC.

Common Stock
Debt Securities
Preferred Stock
Warrants

Rights
Units

________________________

We may offer and sell securities from time to time in one or more offerings. This prospectus may also be used to offer shares of our Common Stock for the accounts of persons other than us, whom we refer to in this prospectus as “selling securityholders.” This prospectus describes the general terms of these securities and the general manner in which these securities will be offered.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

________________________

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors“ on page 4 and included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the trading symbol “EMPD.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus is September 19, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Empery,” the “company” or the “Company,” “we,” “us,” or “our” refer to Empery Digital Inc. and our subsidiaries on a consolidated basis, as appropriate, unless the context otherwise requires. On July 28, 2025, the Company amended its Second Amended and Restated Certificate of Incorporation, as amended to effect a change of the Company’s name from “Volcon, Inc.” to “Empery Digital Inc.”, effective as of 11:59 P.M., Eastern Time on July 30, 2025.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://ir.emperydigital.com/sec-filings. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 (filed with the SEC on May 9, 2025) and June 30, 2025 (filed with the SEC on August 12, 2025;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on May 6, 2025;

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•	Our Current Reports on Form 8-K filed with the SEC on February 4, 2025, February 5, 2025, February 6, 2025, February 27, 2025, March 18, 2025, April 30, 2025, May 16, 2025, May 30, 2025, June 12, 2025, July 17, 2025, July 22, 2025, July 25, 2025, July 29, 2025, July 31, 2025, August 4, 2025, August 6, 2025, August 18, 2025, August 25, 2025, September 2, 2025, September 8, 2025, September 15, 2025 and September 18, 2025;

•	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 2021, and any other amendment or report filed for the purpose of updating such description; and

•	an updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

Empery Digital Inc.

Attn: Chief Financial Officer

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

Tel: (512) 400-4271

Email: greg@emperydigital.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.EmperyDigital.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations and the planned use of proceeds from any sales of securities in accordance with this prospectus and any prospectus supplement hereto. Each forward-looking statement contained in this prospectus, and the documents we incorporate by reference is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties referenced or incorporated by reference under the heading “Risk Factors” herein.

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We caution investors not to place considerable reliance on the forward-looking statements contained in this prospectus, and the documents incorporated herein by reference. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this presentation speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

THE COMPANY

Digital Asset Treasury Strategy

On July 17, 2025, the Company announced its entry into securities purchase agreements with certain institutional and accredited investors in private placements for the purchase and sale of an aggregate 50,142,851 shares of Common Stock (or pre-funded warrants in lieu thereof) at a price of $10.00 per share, for aggregate gross proceeds of approximately $501 million, before deducting placement agent fees and other offering expenses (the “Private Placements”). The Private Placements closed on July 21, 2025. The Company has used the net proceeds from the Private Placements to purchase or otherwise acquire Bitcoin and for the establishment of the Company’s cryptocurrency treasury operations and general corporate purposes. In connection with the announcement of the Private Placements, the Company announced the launch of its digital asset treasury strategy, pursuant to which the Company plans to pursue a number of strategic initiatives to acquire Bitcoin and other digital assets.

Electric Vehicles

We operate an all-electric, off-road powersports vehicle business. Beginning in 2021, we began efforts to sell off-road powersports vehicles beginning with an electric two-wheeled motorcycle that we discontinued in March 2025. In 2022 we introduced an E-Bike, the Brat, and continue to sell this product. In late 2024 we began selling the HF1 utility terrain vehicle (“UTV”), the MN1 Adventurer and MN1 Tradesman UTV, along with a line of upgrades and accessories.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

•	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;
•	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
•	reduced disclosure obligations regarding executive compensation; and
•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. We have taken advantage of some of the reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Subsequent to December 31, 2026, we will no longer qualify as an emerging growth company and will no longer be able to take advantage of these provisions.

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Company Information

We are a Delaware corporation and were incorporated in February 2020. The Company completed its initial public offering in October 2021. Our principal executive offices are located at 3121 Eagles Nest Street, Suite 120, Round Rock, TX 78665. Our website address is EmperyDigital.com. Our phone number is (512) 400-4271. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website. The information on or accessible through our website is not part of and is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by Form 10-K/A filed with the SEC on April 29, 2025, as amended further by Form 10-K/A filed with the SEC on April 30, 2025; (ii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 9, 2025; and (iii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 12, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the Common Stock we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities to acquire additional Bitcoin, and possibly other digital assets, and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of net proceeds of any offering.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds if securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the Common Stock, debt securities, Preferred Stock, warrants, rights and units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

Our Second Amended and Restated Certificate of Incorporation, as amended (the “amended and restated certificate of incorporation”), authorizes us to issue 255,000,000 shares of capital stock consisting of 250,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.00001 per share.

As of September 17, 2025, there were 44,222,064 shares of our Common Stock issued and outstanding. As of such date, there were no shares of our Preferred Stock issued and outstanding.

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Common Stock

Shares of our Common Stock have the following rights, preferences and privileges:

Voting

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the Common Stock. Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock having preference over the Common Stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of shares of our Common Stock are not entitled to preemptive rights. Shares of our Common Stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation (as amended, our “charter”) and Second Amended and Restated Bylaws (as amended, our “bylaws”) include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our Corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our charter provides that, subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

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No Written Consent of Stockholders. Our charter provides that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

Amendment of Bylaws. Our stockholders may adopt, amend or repeal any provisions of our bylaws by obtaining, in addition to any other vote required by our charter or applicable law, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of voting stock of the company with the power to vote generally in an election of directors, voting together as a single class.

Preferred Stock. Our charter authorizes our Board of Directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of Preferred Stock without the need for stockholder approval may delay or deter a change in control of us.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”) which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Quotation

Our Common Stock is listed on The NASDAQ Capital Market and traded under the symbol “EMPD”.

Transfer Agent

The transfer agent for our Common Stock is Computershare.

Preferred Stock

This section describes the general terms and provisions of Preferred Stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of Preferred Stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of Preferred Stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of Preferred Stock with the Secretary of The State of Delaware and with the SEC each time we issue a new series of Preferred Stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our Preferred Stock as described in any accompanying prospectus supplement.

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Our Board of Directors has been authorized to provide for the issuance of up to 5,000,000 shares of our Preferred Stock in multiple series without the approval of stockholders. With respect to each series of our Preferred Stock, our Board of Directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of Preferred Stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of Preferred Stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer debt securities as described in this prospectus that, unless otherwise specified in an applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

An applicable prospectus supplement will describe the terms and features of any debt securities which we may offer, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in an applicable prospectus supplement may not be complete and is subject to, and are qualified in their entirety by reference to, the indenture, any supplemental indentures or forms of debt securities, in each case that we will file with the SEC in connection with a public offering of debt securities.

Notwithstanding the description below, the terms of any debt securities issued under this prospectus will be governed by a prospectus supplement filed for the issuance of such debt securities.

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General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in an applicable prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;

•	the date or dates on which principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal, interest and premium, if any, on the debt securities of the series are payable, or the method of such payment, if by wire transfer, mail or other means;

•	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof, and other detailed terms and provisions of such repurchase obligations;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	the forms of the debt securities of the series in bearer (if to be issued outside of the United States of America) or fully registered form (and, if in fully registered form whether the debt securities will be issuable as global securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	the currency of denomination of the debt securities of the series, which may be dollars or any foreign currency, and the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and interest and premium, if any, on the debt securities of the series will be made;

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•	if payments of principal of, or interest or premium, if any, on the debt securities of the series are to be made in one or more currencies or currency units other than the that or those in which such securities are denominated are, the manner in which the exchange rate with respect to such payments will be determined;

•	the manner in which the amounts of payment of principal of, or interest and premium, if any, on the debt securities of the series will be determined if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the provisions, if any, relating to any collateral provided for the debt securities of the series;

•	any addition to or change in the covenants in the indenture which applies to the debt securities of the series;

•	any addition to or change in the events of default which applies to any debt securities of the series, and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	the terms and conditions, if any, for conversion of the debt securities into or exchange of the debt securities for shares of Common Stock or Preferred Stock of the Company that apply to debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company;

•	if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible; and

•	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted by the indenture, but which may modify or delete any provision of the indenture insofar as it applies to such series).

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in an applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in an applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our Common Stock or Preferred Stock. If we do, we will describe the terms of exchange or conversion in an applicable prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in a prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

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Certificated Debt Securities

If we issue certificated debt securities, a holder may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. A holder will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

A holder may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

A prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

We will set forth in an applicable prospectus supplement any affirmative and/or negative covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we will not in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey or transfer, lease or otherwise dispose of all or substantially all of our properties and assets, unless:

•	either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (B) the person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company (including, without limitation, the obligation to pay the principal of, and premium and interest, if any, on, the securities and the performance of the other covenants) under the indenture as supplemented, and in each case, the indenture shall remain in full force and effect; and

•	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no default or event of default shall have occurred and be continuing.

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Events of Default

Unless otherwise specified in an applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we default in the payment of any principal of, or premium, if any, on, the debt securities when it becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	we default in the payment of any interest on any debt security of a series when the same becomes due and payable, and the default continues for a period of 30 days;

•	we default in observance or performance of any other covenant in the debt securities of a series or the indenture for 60 days after written notice from the trustee or the holders of not less than 25% in the aggregate principal amount of the debt securities of such series then outstanding which notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default”;

•	certain events involving bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

Holders of a majority in principal amount of the debt securities of any series then outstanding have the right to waive any existing default or event of default with respect to such series or compliance with any provision of the indenture (with respect to such series) or the debt securities of such series with written notice to the trustee. Upon any such waiver, such default with respect to such series shall cease to exist, and any event of default with respect to such series arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company) occurs, and is continuing, then the trustee, by written notice, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare that the entire principal amount, plus the premium, if any, of all the debt securities of that series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all existing events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue installments of interest and overdue principal have been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all the debt securities of that series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

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No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request to the trustee;

•	the holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in compliance with such request;

•	the trustee does not comply with the request within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of the Company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any mistake, ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•	to evidence and provide for the acceptance of the appointment of a successor trustee under the indenture with respect to one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee.

From time to time we and the trustee may, with the consent of holders of not less than a majority of the aggregate principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest on any of the debt securities

•	reduce the principal of or change the stated maturity of the debt securities, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	make any debt security payable in money other than that stated in the debt security;

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•	change the amount or time of any payment required by the debt securities or reduce the premium payable upon any redemption of the debt securities, or change the time before which no such redemption may be made;

•	waive a default or event of default in the payment of the principal of, or interest or premium, if any, on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities;

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action; or

•	make any changes to the above provisions or the acceleration provisions of the indenture, except to increase any percentage of debt securities the holders of which must consent to any matter.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
(2)	the rights, powers, trusts, duties and immunities of the trustee; or
(3)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than the due date of any payment, money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that or there has been a change in any applicable U.S. Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding debt securities of such series or persons will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means direct non-callable obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to Securities that are denominated in a foreign currency (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which in either case under clauses (i) and (ii), are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person under the same circumstances in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security against the costs, expenses and liabilities which may be incurred therein or thereby.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Common Stock, our debt securities or shares of our Preferred Stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our Common Stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of Common Stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Common Stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

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•	a discussion of material U.S. federal income tax considerations, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Common Stock, Preferred Stock, debt securities, or warrants constituting the units; and

•	whether the units will be issued in fully registered or global form.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Ropes & Gray LLP will provide opinions regarding the authorization and validity of the securities. Ropes & Gray LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements of Empery Digital Inc. (f/k/a Volcon, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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